Exhibit 32.1

                                  CERTIFICATION

     Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C.ss. 1350, as adopted), I, Penney L. Smith, Chief Executive Officer and Chief Financial Officer of the Company, hereby certifies that, to the best of his or her knowledge:

     1. The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2004, and to which this Certification is attached as Exhibit 99.1 (the "PERIODIC REPORT") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: November 3, 2004


S/ Penney L. Smith
----------------------------------------
Penney L. Smith
CEO & CFO

A signed original of this written statement required by Section 906 has been provided to Turinco, Inc. and will be retained by Turinco, Inc. and furnished to the Securities and Exchange Commission or its staff upon request

THIS CERTIFICATION ACCOMPANIES THIS REPORT PURSUANT TO SS. 906 OF THE SARBANES-OXLEY ACT OF 2002 AND SHALL NOT BE DEEMED "FILED" BY THE COMPANY FOR PURPOSES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.